                                                                   Exhibit 10.12

BEIJING BEITUN TRADING CO., LTD.
JOINT VENTURE CONTRACT

                          CHAPTER 1 GENERAL PROVISIONS

     Article 1. In accordance with the PRC Sino-Foreign Equity Joint Ventures
Law, the PRC Company Law and relevant Chinese laws and regulations, Wei Guo of
China (hereinafter referred to as Party A) and the U.S. Consumer Capital Group
Inc. (hereinafter referred to as Party B), in accordance with the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprise, Beijing Beitun Trading Co., Ltd.
(hereinafter referred to as the Joint Venture), in Beijing, People's Republic of
China.

     Article 2. Parties of the Joint Venture, Addresses, and Legal
Representatives:

     Party A: Wei Guo of China
     Address: Suite 606, Unit 3, Building 108, Dayoubeili, Haidian District,
              Beijing
     ID No.: 410105196312271645
     Nationality: China

     Party B: U.S. Consumer Capital Group Inc.
     Legal Address: 35 NORTH LAKE AVE, SUITE 280, PASADENA, CA 91101
     Legal Representative: Jianmin Gao
     Position: President
     Nationality: China

     Article 3. The name of the Joint Venture is Beijing Beitun Beitun Co. Ltd.
The legal address of the Joint Venture is No. 18 Jianshe Road, Liangxiang
Kaixuan Dajie, Fangshan District Beijing.

     Article 4. The Joint Venture is a limited liability company. Each party to the Joint Venture is liable to the Joint Venture within the limit of the capital subscribed by it. The profits, risks and losses of the Joint Venture shall be shared by the parties in proportion to their contributions to the registered capital.

     Article 5. The Joint Venture is a Chinese legal person, who shall be governed and protected by Chinese law. In conducting its business, the Joint
Venture must abide by laws and administrative rules and regulations, observe social morals and business ethics, conduct businesses in good faith, subject itself to the supervision of the government and the public and fulfill social responsibilities.

                     CHAPTER 2 PURPOSE AND SCOPE OF BUSINESS

     Article 6. The objective of the parties to the Joint Venture is to introduce the world's most developed consumption value-added theory and management methods, create the new wealth with innovative business model,
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promote the sufficiency of consumer capital, and gain a competitive position in the world's consumer market, so as to maximize economic benefits for the parties to the Joint Venture.

     Article 7. The business scope of the Joint Venture is: food and pork wholesale; machinery and electrical equipment; import and export (not involving state-run trade commodities; in the event that the commodities to be distributed are subject to quota licensing and specific administration, the application shall be processed in accordance with relevant state regulations.)

           CHAPTER 3 TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

     Article 8. The total amount of investment of the Joint Venture is RMB
500,000 Yuan. The registered capital of the joint venture company is RMB 500,000
Yuan.

     Article 9. Of which: Party A shall pay RMB 245,000 Yuan, accounting for
49%; Party B shall pay RMB 255,000 Yuan, accounting for 51%.

     Article 10. The registered capital of the Joint Venture shall be paid in full by Party A and Party B within six months upon the issuance of the Joint
Venture's business license.

     Article 11. After the investment is paid by the parties to the Joint
Venture, a Chinese registered accountant shall verify it and provide a certificate of verification, in accordance with which the Joint Venture shall issue an investment certificate.

     Article 12. If any party to the Joint Venture intends to assign all or part of his investment subscribed to a third party, consent shall be obtained from the other party to the Joint Venture, and the party shall submit the assignment to the examination and approval authority for approval, and shall go through the registration procedures for changes with the registration and administration office. When one party assigns all of part of his investment to a third party, the other party has pre-emptive right.

     Article 13. Any increase or reduction of the registered capital of the
Joint Venture shall be approved by a meeting of the board of directors and submitted to the examination and approval authority for approval. Registration procedures for changes shall be dealt with at the registration and administration office.

                          CHAPTER 4 BOARD OF DIRECTORS

     Article 14. The date of issuance of the business license of the Joint
Venture shall be the date of the establishment of the board of directors of the
Joint Venture.

     Article 15. The board of directors is composed of three directors, of which two shall be appointed by Party A, one by Party B. The chairman of the board shall be appointed by Party A, and vice-chairman of the Board shall be appointed by Party B. The term of office for the directors, chairman and vice-chairman is

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three years; their term of office may be renewed if continuously appointed by the relevant party. The board of directors shall be notified in writing of any appointment and replacement of directors by parties to the Joint Venture.

     Article 16. The highest authority of the Joint Venture shall be its board of directors. It shall decide all major issues concerning the Joint Venture.
Unanimous approval shall be required for any decisions concerning the following issues:

     1.   Amendment to the Joint Venture Contract
     2.   Dissolution of the Joint Venture
     3.   Increase in or reduction of the registered capital of the Joint
          Venture
     4.   Transfer of shares in the Joint Venture by one or several parties to the Joint Venture
     5.   Merger or division of the Joint Venture 10.

     Article 17. The chairman of the board is the legal representative of the
Joint Venture. Should the chairman be unable to fulfill his responsibilities, he shall authorize the vice-chairman or any other directors to represent the Joint
Venture.

     Article 18. The board of directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. Should the chairman be unable to call a meeting, he shall authorize the vice-chairman or any other directors to call and preside over the meeting. The chairman may convene an interim meeting based on a proposal made by more than one third of the total number of directors. Minutes of the meetings shall be placed on file.

     Article 19. The board meeting shall be held only when over two-thirds of the directors are present.

     Article 20. The parties to the Joint Venture shall ensure the attendance of their appointed directors at annual board meetings and interim meetings; if a director is unable to attend the meeting, he may issue a power of attorney to appoint a proxy to represent him and vote on his behalf.

                              CHAPTER 4 SUPERVISOR

     Article 21. The Joint Venture shall have one supervisor, who shall be appointed by Party A. The term of office for the supervisor is three years. At the end of a supervisor's term, the supervisor may serve another term if reappointed.

     Article 22. The supervisor shall carry out the following functions:

     1.   Inspect the joint venture company's financial situation;
     2.   Exercise supervision over the acts of the directors and managers carried out while performing their corporate functions, and make recommendations for removal of directors or managers for any violation of laws, regulations, the Joint Venture Contract, or the board resolutions of the Joint Venture;

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     3.   Demand remedies from the director or manager when the acts of such director or manager are harmful to the joint venture company's interests;
     4.   Initiate legal proceedings against directors or managers in accordance with Article 152 of the PRC Company Law.

                      CHAPTER 6 BUSINESS MANAGEMENT OFFICE

     Article 23. The Joint Venture shall establish a management office which shall be responsible for its daily management.

     Article 24. The management office shall have one general manager and two deputy general managers. The general manager and the deputy general managers shall be appointed by the board of directors.

     Article 25. The responsibility of the general manager is to carry out the decisions of the board and organize and conduct the daily production, technology and management of the Joint Venture. The deputy general managers shall assist the general manager in his work and act on behalf of the general manager when authorized by the general manager or the board of directors.

     Article 26. The term of office for the general manager and deputy general managers is three years; their term of office may be renewed if continuously appointed by the board of directors.

     Article 27. The chairman of the board, vice-chairman of the board or directors may, upon appointment of the board of directors, concurrently serve as the general manager, deputy general or other senior officers of the Joint
Venture.

     Article 28. The general manager or deputy general manager shall not concurrently serve as general manager or deputy general manager of other economic organizations or engage in business activities in competition with the
Joint Venture. In case of corruption or serious dereliction of duty on the part of the general manager, deputy general managers or other senior officers, the board of directors may dismiss them at any time.

      CHAPTER 7 TAXES, FOREIGN EXCHANGE MANAGEMENT, FINANCE AND ACCOUNTING

     Article 29. The Joint Venture shall pay taxes in accordance with the relevant Chinese laws and regulations. Employees of the Joint Venture shall pay individual income tax according to the Individual Income Tax Law of the People's
Republic of China. Allocations for reserve funds, expansion funds of the Joint
Venture and welfare funds and bonuses for employees shall be set aside in accordance with the relevant provisions of the Joint Venture Law. The annual proportion of allocations shall be decided by the board of directors according to the business situation of the Joint Venture. The fiscal year of the Joint
Venture shall be from January 1 to December 31. All vouchers, receipts, reports, and accounting books shall be written in Chinese or a foreign language with mutual consent of the parties to the Joint Venture. The financial statements of

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the Joint Venture shall be audited by an auditor registered in China; the audit fees shall be paid by the Joint Venture. Parties to the Joint Venture may employ auditors of their own choosing at their own expenses to perform audit of the
Joint Venture's financial statements. In the first three months of each fiscal year, the general manager shall prepare the previous year's balance sheet, profit and loss statement, and profit distribution plan, and submit them to the board of directors for examination and approval.

                          CHAPTER 8 PROFIT DISTRIBUTION

     Article 30. The Joint Venture shall set aside allocations for reserve funds, expansion funds of the Joint Venture and welfare funds and bonuses for employees from the after-tax profit. The proportion of allocations shall be decided by the board of directors in accordance with the relevant provisions of the Joint Venture Law.

     Article 31. The profits of the Joint Venture after income tax paid and all funds set aside shall be distributed to each party by the board of directors in proportion the capital contribution actually made.

                               CHAPTER 9 EMPLOYEES

     Article 32. The employment and dismissal of the employees of the Joint
Venture, and their salary, welfare benefits, labor insurance, labor protection, labor disciplines and other matters shall be handled according to the state regulations related to labor and social security.

                             CHAPTER 10 TRADE UNION

     Article 33. Employees of the Joint Venture are entitled to set up a trade union and carry out trade union activities in accordance with the Trade Union
Law of the People's Republic of China.

     Article 34. Each month the Joint Venture shall allot an amount of money totaling 2 percent of all the salaries of the Joint Venture's employees as trade union's funds, which the trade union of the Joint Venture shall use according to the relevant managerial rules for trade union funds formulated by the All China
Federation of Trade Unions.

                CHAPTER 11 DURATION, DISSOLUTION AND LIQUIDATION

     Article 35. The duration of the Joint Venture is 50 years, beginning from the date of issuance of the business license of the Joint Venture.

     Article 36. An application for the extension of the duration, unanimously approved by all parties, shall be submitted to the examination and approval authority six months prior to the expiration date of the Joint Venture.

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     Article 37. If all parties unanimously determine that the termination is in the best interest of the Joint Venture, the Joint Venture may be terminated prior to the end of its duration. Early termination of the Joint Venture shall be approved by all parties and the board of directors and submitted to the examination and approval authority for approval.

     Article 38. Any party may apply for dissolution of the Joint Venture in the following situations.

     Article 39. Upon termination of duration or early termination of duration, the Joint Venture shall set up a liquidation commission, which shall be responsible for the liquidation of the Joint Venture.

     Article 40. The tasks of the liquidation committee are: to conduct thorough check of the property of the Joint Venture, its creditors' rights and liabilities; to prepare balance sheet and list of property; and to formulate a liquidation plan. All these shall be carried out upon approval of the board of directors.

     Article 41. During the process of liquidation, the liquidation committee shall represent the Joint Venture to sue and be sued.

     Article 42. The remaining assets after the clearance of debts shall be distributed among parties to the Joint Venture according to the proportion of each party's capital contribution.

     Article 43. Upon completion of the liquidation of the Joint Venture, the liquidation committee shall submit a liquidation report to the examination and approval authority, go through procedures for cancellation of registration at the original registration office, hand in the business license for cancellation, and make a public announcement at the same time.

     Article 44. After dissolution of the Joint Venture, its account books and documents shall be left in the care of the Chinese party.

                        CHAPTER 12 SETTLEMENT OF DISPUTES

     Article 45. The conclusion, validity, interpretation and performance of this contract and settlement of disputes in connection therewith shall be governed by the laws of the People's Republic of China. Disputes arising over the interpretation or performance of the Joint Venture Contract between the parties to the Joint Venture shall, if possible, be settled through friendly consultation or mediation. Disputes that cannot be settled through these means may be settled through arbitration (or judicial settlement). The parties to the
Joint Venture agree that arbitration shall be conducted by the Beijing
Arbitration Commission in accordance with its rules of procedure.

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     Article 46. In the course of dispute resolution, the parties to the Joint
Venture shall continue to perform the provisions of the Joint Venture Contract, except for matters in dispute.

                       CHAPTER 13 SUPPLEMENTARY PROVISIONS

     Article 47. The contract may be amended only with the mutual consent of the parties to the Joint Venture. All amendments shall be in writing and shall be approved by the board of directors.

     Article 48. The contract shall become effective upon approval of the examination and approval authority. The same procedure shall apply when amendments are made.

     Article 49. The contract is written in Chinese.

     Article 50. To the extent the contract is inconsistent with the relevant
Chinese laws, rules or regulations, the latter shall prevail.

     Article 51. The contract is signed in Beijing, China by the authorized representatives of both parties on November 18, 2010.

Party A:                        Party B:
Wei Guo                         U.S. Consumer Capital Group Inc. (official seal)

Representative Signature:       Representative Signature:
Jianmin Gao

                                Beijing Beitun Trading Co. Ltd.
                                November 18, 2010